THE HALLWOOD GROUP INCORPORATED


                         FINANCIAL CONSULTING AGREEMENT


     THIS FINANCIAL CONSULTING AGREEMENT (the "Agreement"), made and entered into as of the 30th day of June, 1994, by and between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Consultant") and HALLWOOD PETROLEUM, INC., a Delaware corporation ("HPI").

                              W I T N E S S E T H:

     WHEREAS, HPI, on behalf of its affiliates, is engaged in numerous international activities and shall from time to time require the financial knowledge and expertise of the Consultant or its agents in regard to various transactions between HALLWOOD ENERGY CORPORATION, a Texas corporation ("HEC"), HALLWOOD ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), HALLWOOD CONSOLIDATED RESOURCES CORPORATION, a Delaware corporation ("HCRC"), or their affiliates, and any third parties (HPI, HEC, HEP and HCRC and their affiliated entities are sometimes referred to in this Agreement as the "Energy Companies");

     WHEREAS, the Energy Companies desire to draw upon and benefit from the financial knowledge and expertise of Consultant or its agents and Consultant desires to consult with the Energy Companies and be available therefor.

     NOW, THEREFORE, for and in consideration of the mutual undertakings and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Appointment. HPI hereby appoints and employs the Consultant to act as its financial advisor and consultant upon and subject to the terms and conditions hereinafter set forth, and Consultant hereby accepts such appointment and undertakes to advise and consult with HPI during the term of this Agreement upon and subject to the terms and conditions hereinafter set forth.

     Section 2. Term. The services of the Consultant under this Agreement shall be for a term commencing on the date of execution of this Agreement and expiring June 30, 1997 (the "Expiration Date") unless earlier terminated by the Consultant for any reason upon thirty (30) days' written notice to HPI.

     Section 3. Duties of the Consultant. The Consultant shall furnish and perform international consulting and advisory services to the Energy Companies to enable such entities to: (i) render assistance in the implementation of plans of financial restructuring of unrelated companies; (ii) effect acquisitions by the Energy Companies of oil or gas interests or mergers of the Energy Companies with other entities; and (iii) assist and consult with the Energy Companies in structuring and obtaining financing for their activities, and shall perform such services in or from Monaco, Antigua, or such other jurisdictions as Consultant or its agents may, in their sole discretion, deem appropriate, and neither Consultant nor any agent of Consultant shall provide any such services, or otherwise engage in any business of any nature whatsoever, in the United States or the United Kingdom. In particular, the Consultant's duties and obligations hereunder shall include: (a) performing such duties at such times and in such manner as shall be mutually agreeable to HPI and the Consultant, although at all times the Consultant will retain control over how such services are performed and who the Consultant will hire to perform such services; (b) reporting to HPI and any other entity designated by HPI, as needed, to fulfill its obligations regarding the rendition of international financial and consulting advice; and (c) observing and complying with all resolutions, regulations and directions from time to time made or given by HPI as long as such resolutions, regulations and directions do not interfere with the manner in which Consultant performs its duties.

     Section 4.  Compensation.

     A. As compensation for the Consultant's services, HPI agrees to pay to the Consultant a total of Nine Hundred Thousand Dollars ($900,000), due and payable in Three Hundred Thousand Dollar ($300,000) installments on June 30 of each of 1994, 1995 and 1996.

     B. The amounts paid pursuant to paragraph A of this section shall be a nonrefundable advance against any fees, commissions or other payments payable to Consultant in the future for services rendered by Consultant in connection with any transactions between the Energy Companies and any third party.

     C. HPI and the Consultant hereby acknowledge and agree that all amounts payable pursuant to paragraph A of this section are to be paid as a retainer to secure, for the benefit of the Energy Companies, the availability of the Consultant to perform the services referred to in Section 3 of this Agreement. Consequently, all amounts so payable shall be so payable, without offset, withholding or any deduction of any nature whatsoever, whether or not any services are performed at any time, except as provided in paragraph B of this section.

     D. HPI shall reimburse Consultant for all reasonable and ordinary out-of-pocket business expenses Consultant reasonably incurs in the performance of its duties under this Agreement.

     Section 5. Relationship of the Parties. In performing its services under this Agreement, the Consultant shall be an independent contractor and, as between HPI and the Consultant, neither HPI nor any other of the Energy Companies shall be responsible for withholding, collection or payment of income taxes or for other taxes of any nature on behalf of the Consultant or any agent of Consultant. Nothing contained in this Agreement shall make the Consultant the agent, employee, joint venturer or partner of the Energy Companies or provide the Consultant with the power or authority to bind the Energy Companies to any contract, agreement or arrangement with any individual or entity except with the prior written approval of such entities.

     Section 6. Confidentiality. The Consultant recognizes and acknowledges that confidential information of various kinds may exist, from time to time, with respect to the business of the Energy Companies. Accordingly, the Consultant covenants on behalf of itself and its agents, if any, that, (a) except with the prior written consent of HEC, they shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except HEC's or the Partnership's authorized representatives), any confidential information to which the Consultant or its agents have been or shall become privy relating to the business of HEC, the Partnership or any of their affiliates and, (b) except with the prior written consent of HCRC, they shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except HCRC's authorized representatives), any confidential information to which the Consultant or its agents have been or shall become privy relating to the business of HCRC or any of its affiliates. The provisions of this Section 6 shall not apply to any information to the extent (i) it is or shall become generally known to the public or the trade (without the commission of a tortious act), (ii) it is or shall become available in trade or other publications, or
(iii) Consultant or its agents are required by law to disclose such information to any person.

     Section 7. Certain Payments. The Consultant acknowledges that it is aware of the provision of United States law relating to prohibitions of any person representing a United States company from, directly or indirectly, giving anything of value to any foreign official to influence the foreign official in directing or agreeing to do business with the United States firm. In addition, the Consultant acknowledges that it has read the Statement of Company Policy of the Hallwood Entities regarding payment of gifts to foreign officials that has previously been supplied to the Consultant. The Consultant hereby undertakes to abide by such laws and policy and will not use any part of the amounts paid under this Agreement or any payments that are prohibited under such laws or policy.

     Section 8. Assignment. Neither party hereto may assign, without the other party's prior written consent, this Agreement, or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void, except that with the consent of HPI the Consultant may designate agents to perform its obligations under this Agreement.

     Section 9.  Miscellaneous.

     A. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, other than the conflicts of laws provisions of such laws.

     B. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     C. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

     D. Entire Contract. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto and contains all of the covenants and agreements between the parties. In particular, this Agreement supersedes the Financial Consulting Agreement between the parties dated June 30, 1993, which Agreement is no longer in effect.

     E.   Amendments.   This Agreement  may not be  modified, altered,  amended,
waived or terminated orally, unless in writing signed by the parties hereto.

     F. Notices. All communications to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if mailed by registered or certified mail, postage prepaid, addressed to the address set forth opposite each party's name below, or in such other reasonable manner as HPI or the Consultant, as the case may be, shall have previously designated in writing to the other.

     G.   Execution  in  Counterparts.    This  Agreement  may  be  executed  in
counterparts, each to constitute an original, but both in the aggregate to constitute one agreement as executed.


     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                   CONSULTANT:

Address:                           THE HALLWOOD GROUP INCORPORATED
3710 Rawlins
Suite 1500
Dallas, Texas 75219                By:  /s/William L. Guzzetti
                                       --------------------------
                                   Name:  William L. Guzzetti
                                   Title: Executive Vice President


                                   HPI:

Address:                           HALLWOOD PETROLEUM, INC.
4582 S. Ulster Street Parkway
Suite 1700
Denver, Colorado 80237             By:  /s/Russell P. Meduna
                                      ---------------------------
                                   Name:  Russell P. Meduna
                                   Title: Executive Vice President